Exhibit 99.1

Global Technology Acquisition Corp. I Announces the Separate Trading of its Class A Ordinary Shares and Warrants Commencing December 13, 2021

NEW YORK—(BUSINESS WIRE) — Global Technology Acquisition Corp. I (NASDAQ: GTACU) (the “Company”) today announced that, commencing December 13, 2021, holders of the units sold in the Company’s upsized initial public offering of 20,000,000 units, which included 2,500,000 units issued upon the exercise of the underwriter’s over-allotment option, may elect to separately trade the Company’s Class A ordinary shares and redeemable warrants included in the units. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The Class A ordinary shares and warrants that are separated will trade on Nasdaq Global Market (“Nasdaq”) under the symbols “GTAC” and “GTACW,” respectively. Those units not separated will continue to trade on Nasdaq under the symbol “GTACU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and warrants.

The offering was made only by means of a prospectus, copies of which may be obtained for free from the offices of Citigroup Global Markets Inc. at Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (tel: +1 800-831-9146) and Goldman Sachs & Co. LLC at Prospectus Department, 200 West Street, New York, New York 10282-2198 (tel: +1 866 471 2526, fax: +1 212 902 9316, or email: prospectus-ny@ny.email.gs.com).

Registration statements relating to the securities became effective on October 20, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction

About Global Technology Acquisition Corp. I

Global Technology Acquisition Corp. I is a newly formed blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. The Company intends to focus on technology companies that operate in the marketplace, financial technology and Software-as-a-service verticals within Europe, Latin America and the United States, where it believes its management team, board members and advisors have a competitive advantage based on their prior experiences and investments.

The Company is led by Fabrice Grinda (Executive Chairman), Arnau Porto (Chief Executive Officer) and Claudia Gast (Chief Financial Officer), who have significant experience in founding, operating and investing in successful technology companies. Fabrice Grinda is the co-founder of FJ Labs and among the world’s leading marketplace entrepreneurs and investors with over 150 exits on over 600 angel investments. Prior to co-founding FJ Labs, Mr. Grinda was the co-founder and co-CEO of OLX, one of the largest online marketplaces worldwide. Arnau Porto is the founder and Chief Investment Officer of Greentrail Capital. Prior to Greentrail Capital, Mr. Porto co-founded Blueport Capital, a California-based investment partnership backed by the Robert Bass family office. Before that, he was an investment analyst at Viking Global in New York and he started his career as an institutional investor at Blackstone in London.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Dennis Dinkelmeyer

investors@gtac.io